EXHIBIT NO. 99.1
                                                               ----------------
                                                               Press Release



                    BIG FLOWER ANNOUNCES SENIOR SUBORDINATED
                                 NOTES OFFERING

         New York City (June 17, 1997) -- Big Flower Press Holdings, Inc. (NYSE:BGF), a leading advertising and marketing services company, announced an offering, pursuant to Rule 144A of the Securities Act of 1933, of $250 million of its 8 7/8% Senior Subordinated Notes due 2007. Big Flower also stated its intention to tender for its 10 3/4% Senior Subordinated Notes due 2003, of which approximately $126.7 million are outstanding, promptly upon completion of the new note issuance.

         The 8 7/8% Senior Subordinated Notes due 2007 will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption therefrom.

                                      # # #



For more information, contact:      Nancy Murray
                                    Big Flower Press
                                    212.521.1606


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